EX-99.11.a
CONSENT OF COUNSEL
We hereby consent to the use of our name and to the reference to our firm under the caption “Federal Income Tax Considerations of the Mergers” in the Joint Proxy Statement/Prospectus included in Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, on Form N-14 for Invesco Municipal Income Opportunities Trust (File No. 333-180587).
/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP
Philadelphia, Pennsylvania
May 15, 2012